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                                                                                      EXHIBIT 11

                       OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER SHARE
                      FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                        (Amounts in thousands, except per-share amounts)


EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE                   1995         1994         1993
---------------------------------------------------------    ---------    ---------    ---------
Applicable to common shares:
  Income(loss) from continuing operations                    $ 418,260    $(111,256)   $  35,375
  Discontinued operations, net                                      --           --      221,100
  Extraordinary gain(loss), net                                     --         (176)     (12,328)
                                                             ---------    ---------    ---------
    Earnings(loss) applicable to common stock                $ 418,260    $(111,432)   $ 244,147
                                                             =========    =========    =========
Common shares outstanding at beginning of period               316,853      305,603      303,728
Issuance of common shares, weighted average                      1,025        5,258        1,130
Conversions, weighted average options exercised and other          260           13           24
Repurchase of common shares                                        (65)         (68)         (30)
Effect of assumed exercises
  Dilutive effect of exercise of options outstanding and
    other                                                          158           30           46
                                                             ---------    ---------    ---------
Weighted average common stock and common stock
  equivalents                                                  318,231      310,836      304,898
                                                             =========    =========    =========
Primary earnings per share:
  Income(loss) from continuing operations                    $  1.3143    $  (.3579)   $   .1160
  Discontinued operations, net                                      --           --        .7252
  Extraordinary gain(loss), net                                     --       (.0006)      (.0404)
                                                             ---------    ---------    ---------
    Earnings(loss) per common and common equivalent
      share                                                  $  1.3143    $  (.3585)   $   .8008
                                                             =========    =========    =========
                                                             $    1.31    $    (.36)   $     .80
                                                             =========    =========    =========


FULLY DILUTED EARNINGS PER SHARE
---------------------------------------------------------

Earnings(loss) applicable to common stock                    $ 418,260    $(111,432)   $ 244,147
Dividends applicable to dilutive preferred stock:
  $3.00 preferred stock(a)                                      34,165           --           --
                                                             ---------    ---------    ---------
                                                             $ 452,425    $(111,432)   $ 244,147
                                                             =========    =========    =========
Common shares outstanding at beginning of period               316,853      305,603      303,728
Issuance of common shares, weighted average                      1,025        5,258        1,130
Conversions, weighted average options exercised and other          260           13           24
Repurchase of common shares                                        (65)         (68)         (30)
Effect of assumed conversions and exercises
  Dilutive effect of assumed conversion of preferred
    stock:
    $3.00 preferred stock(a)                                    30,566           --           --
  Dilutive effect of exercise of options outstanding and
    other                                                          212           40           55
                                                             ---------    ---------    ---------
Total for computation of fully diluted earnings per share      348,851      310,846      304,907
                                                             =========    =========    =========
Fully diluted earnings per share:
  Income(loss) from continuing operations                    $  1.2969    $  (.3579)   $   .1160
  Discontinued operations, net                                      --           --        .7251
  Extraordinary gain(loss), net                                     --       (.0006)      (.0404)
                                                             ---------    ---------    ---------
    Fully diluted earnings(loss) per share                   $  1.2969    $  (.3585)   $   .8007
                                                             =========    =========    =========
                                                             $    1.30    $    (.36)   $     .80
                                                             =========    =========    =========
--------------------------
(a)  Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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